UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2017

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amended and Restated 2015 Equity Incentive Plan

As described in Item 5.07 below, on May 11, 2017, at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Iridium Communications Inc. (the “Company”), the Company’s stockholders approved the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan (the “Amended and Restated Plan”), under which a maximum of 19,797,991 shares of common stock are reserved for issuance pursuant to stock options and other equity awards, plus shares underlying outstanding awards granted under the 2009 Iridium Communications Inc. Stock Incentive Plan (the “2009 Plan”) and the Iridium Communications Inc. 2012 Equity Incentive Plan (the “2012 Plan”) that may be added to the Amended and Restated Plan’s share reserve under its terms. The Amended and Restated Plan was previously approved, subject to stockholder approval, by the Compensation Committee of the Board of Directors (the “Board”) of the Company. The Amended and Restated Plan became effective immediately upon stockholder approval at the Annual Meeting.

A summary of the material terms of the Amended and Restated Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 30, 2017 (the “Proxy Statement”) as Proposal 4, beginning on page 24, and is incorporated herein by reference. That summary and the foregoing description are qualified in their entirety by reference to the text of the Amended and Restated Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The UK Sub-Plan of the Amended and Restated Plan, as well as the forms of grant notice and award agreements under the Amended and Restated Plan and the UK Sub-Plan, were previously filed as Exhibits 10.2 through 10.10 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2015.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 11, 2017 in McLean, Virginia. Of the 97,380,783 shares outstanding as of the record date, 90,779,787 shares, or approximately 93.2%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.

Proposal 1 — Election of Directors

The following twelve (12) directors were elected to serve for one-year terms until the 2018 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert H. Niehaus	75,053,396	351,088	15,375,303
Thomas C. Canfield	75,037,643	366,841	15,375,303
Matthew J. Desch	75,068,826	335,658	15,375,303
Thomas J. Fitzpatrick	70,745,329	4,659,155	15,375,303
Jane L. Harman	75,037,511	366,973	15,375,303
Alvin B. Krongard	74,909,847	494,637	15,375,303
Admiral Eric T. Olson (Ret.)	75,046,041	358,443	15,375,303
Steven B. Pfeiffer	75,027,635	376,849	15,375,303
Parker W. Rush	75,018,803	385,681	15,375,303
Henrik O. Schliemann	75,074,876	329,608	15,375,303
S. Scott Smith	73,996,475	1,408,009	15,375,303
Barry J. West	75,051,991	352,493	15,375,303

Proposal 2 — Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
67,779,867	7,488,743	135,874	15,375,303

Proposal 3 – Indication of the preferred frequency of stockholder advisory votes on executive compensation.

Every Year	Every 2 Years	Every 3 Years	Abstain
70,898,728	99,870	4,330,975	74,911

Proposal 4- Approval of the Company’s Amended and Restated 2015 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
63,645,906	11,666,278	92,300	15,375,303

Proposal 5 — Ratification of the Appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

For	Against	Abstain	Broker Non-Votes
90,347,562	321,027	111,198	0

Item 7.01	Regulation FD Disclosure.

On May 11, 2017, in anticipation of the completion of amendments to the Company’s credit facility, the Board approved the suspension of cash dividends on each of its 7% Series A Cumulative Perpetual Convertible Preferred Stock and its 6.75% Series B Cumulative Perpetual Convertible Preferred Stock, with such suspension to last for five quarters beginning with the dividend payments payable on June 15, 2017. Further details on the Company’s credit facility and proposed amendments thereto are discussed in its Form 10-Q for the fiscal quarter ended March 31, 2017, as filed with the Securities and Exchange Commission on April 27, 2017.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

	By:	/s/ Matthew J. Desch
Date: May 16, 2017		Matthew J. Desch Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan.